UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2023

EG ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40444	86-1740840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 24th Floor

New York, NY 10152

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 212-888-1040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	EGGFU	The New York Stock Exchange
Class A shares	EGGF	The New York Stock Exchange
Warrants	EGGFW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 5.03 below with respect to the Trust Amendment (as defined below) is incorporated by reference into this Item 1.01.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2023, EG Acquisition Corp. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, holders of 24,185,923 of the Company’s shares of common stock were represented in person or by proxy, which represented approximately 85.99% of the shares of common stock issued and outstanding and entitled to vote as of the record date of April 17, 2023.

At the Special Meeting, the Company’s stockholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to provide the Company with the right to extend the date by which the Company must consummate its initial business combination (the “Business Combination”), up to 5 times, initially from May 28, 2023 to August 28, 2023, and thereafter for additional one month periods commencing on August 28, 2023 through and until December 28, 2023 (or such earlier date after May 28, 2023 as determined by the Company’s board of directors) (the “Extension Amendment” and, such proposal, the “Extension Amendment Proposal”). The Company’s shareholders also approved a proposal to amend the Investment Management Trust Agreement, dated May 25, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee (“Continental”), to give the Company the right to extend the date on which Continental must liquidate the Trust Account established in connection with the Company’s initial public offering if the Company has not completed the Business Combination, up to 5 times, initially from May 28, 2023 to August 28, 2023, and thereafter for additional one month periods commencing on August 28, 2023 through and until December 28, 2023 (or such earlier date after May 28, 2023 as determined by the Company’s board of directors) (the “Trust Amendment” and, such proposal, the “Trust Amendment Proposal”).

The Company filed the Extension Amendment with the Secretary of State of the State of Delaware on May 25, 2023.

The foregoing description of the Extension Amendment and the Trust Amendment is qualified in its entirety by the full texts of the Extension Amendment and the Trust Amendment, which are filed as Exhibit 3.1 and Exhibit 10.1 hereto, respectively, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The vote tabulation for the Extension Amendment Proposal and the Trust Amendment Proposal is set forth below.

Approval of Proposal 1-Extension Amendment Proposal

Votes For	Votes Against	Abstentions
24,047,534	25	138,364

Approval of Proposal 2-Trust Amendment Proposal

Votes For	Votes Against	Abstentions
24,047,534	25	138,364

A proposal to adjourn the Special Meeting to a later date was not presented because there were sufficient votes to approve the Extension Amendment Proposal and the Trust Amendment Proposal.

Item 8.01.	Other Events.

Following the approval of the proposals at the Special Meeting, EG Sponsor, LLC (the “Sponsor”), holder of the Class B founder shares, elected to convert 5,624,000 of the 5,625,000 Class B founder shares into shares of Class A common stock (the “Conversion”). The 5,624,000 shares of Class A common stock issued in connection with the Conversion (the “Converted Shares”) are subject to the same restrictions as applied to the Class B founder shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering. The Sponsor, with respect to itself, acknowledged that it has no right, title, interest or claim of any kind in or to any monies held in the trust account or any other asset of the Company as a result of any liquidation of the Company with respect to the Converted Shares held by it.

In connection with the votes to approve the Extension Amendment Proposal and the Trust Amendment Proposal, the holders of 18,268,171 shares of Class A common stock properly exercised their right to redeem their shares for cash.

After giving effect to the redemptions described above and the conversion of the founder shares, there will be an aggregate of 9,855,829 shares of Class A common stock outstanding, comprised of 4,231,829 shares of Class A common stock held by public shareholders and 5,624,000 shares of Class A common stock that were converted from the founder shares.

Additional Information

The Company filed a preliminary proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on May 5, 2023 in connection with the business combination (the “Business Combination”) pursuant to the equity purchase agreement, dated as of October 17, 2022, by and among the Company, LGM Enterprises, LLC (dba flyExclusive) (“flyExclusive”) and other parties (the “Equity Purchase Agreement”), and the Company will mail the definitive proxy statement and other relevant documents to its stockholders. This communication does not contain all the information that should be considered concerning the Business Combination. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed Business Combination. The Company’s stockholders and other interested persons are advised to read the Preliminary Proxy Statement, any amendments thereto, and, when available, the definitive proxy statement in connection with the Company’s solicitation of proxies for the special meeting to be held to approve the Business Combination as these materials will contain important information about flyExclusive and the Company and the proposed Business Combination. The definitive proxy statement will be mailed to the stockholders of EG as of a record date to be established for voting on the Business Combination. Such stockholders will also be able to obtain copies of the definitive proxy statement, without charge, once available, at the SEC’s website at http://www.sec.gov.

Participants in the Solicitation

The Company, Sponsor and their respective directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of the Company’s directors and officers in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on April 13, 2023, and the Definitive Proxy Statement. Stockholders can obtain copies of the Company’s filings with the SEC, without charge, at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities, (ii) the risk that the transaction may not be completed by the Company’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by the Company, (iii) the failure to satisfy the conditions to the consummation of the transaction, including the approval by the stockholders of the Company and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third-party valuation in determining whether or not to pursue the transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Equity Purchase Agreement, (vi) the effect of the announcement or pendency of the transaction on flyExclusive’s business relationships, operating results and business generally, (vii) risks that the proposed transaction disrupts current plans and operations of flyExclusive and potential difficulties in flyExclusive employee retention as a result of the transaction, (viii) the outcome of any legal proceedings that may be instituted against flyExclusive or against the Company related to the Equity Purchase Agreement or the transaction, (ix) the ability to maintain the listing of the Company’s securities on a national securities exchange, (x) the price of the Company’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which the Company plans to operate or flyExclusive operates, variations in operating performance across competitors, changes in laws and regulations affecting the Company’s or flyExclusive’s business and changes in the combined capital structure, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, and (xii) the risk of downturns and a changing regulatory landscape in the highly competitive aviation industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s registration on Form S-1, the proxy statement that will be filed as discussed herein and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and flyExclusive and the Company assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. flyExclusive nor the Company gives any assurance that either flyExclusive or the Company or the combined company will achieve its expectations.

The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Certificate of Incorporation of EG Acquisition Corp., dated May 25, 2023

10.1	Amendment No. 1 to Investment Management Trust Agreement, dated May 25, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2023	EG ACQUISITION CORP.

	By:	/s/ Gregg S. Hymowitz
	Name: Title:	Gregg S. Hymowitz Chief Executive Officer

Exhibit 3.1

AMENDMENT TO THE

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

EG ACQUISITION CORP.

May 25, 2023

EG Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1.

The name of the Corporation is “EG Acquisition Corp.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on January 28, 2021. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 25, 2021 (the “Amended and Restated Certificate”).

2.	This Amendment to the Amended and Restated Certificate amends the Amended and Restated Certificate.

3.

This Amendment to the Amended and Restated Certificate was duly approved by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.	The text of Section 9.1(b) of Article IX is hereby amended and restated to read in full as follows:

Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters’ over-allotment option) and certain other amounts specified in the Corporation’s registration statement on Form S-1, as initially filed with the Securities and Exchange Commission (the “SEC”) on April 5, 2021, as amended (the “Registration Statement”), shall be deposited in a trust account (the “Trust Account”), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement. Except for the withdrawal of interest to pay franchise and income taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation does not complete its initial Business Combination within 27 months (or up to 31 months, if applicable under the provisions of Section 9.2(d)) from the closing of the Offering and (iii) the redemption of Offering Shares in connection with a vote seeking to amend any provisions of this Amended and Restated Certificate relating to stockholders’ rights or pre-initial Business Combination activity (as described in Section 9.7). Holders of shares of the Common Stock included as part of the units sold in the Offering (the “Offering Shares”) (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are the Sponsor or officers or directors of the Corporation, or any affiliates of any of the foregoing) are referred to herein as “Public Stockholders.”

5.	The text of Section 9.2(d) of Article IX is hereby amended and restated to read in full as follows:

In the event that the Corporation has not consummated an initial Business Combination within 27 months from the closing of the Offering, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

Notwithstanding the foregoing or any other provisions of the Articles of this Amended and Restated Certificate, in the event that the Corporation has not consummated an initial Business Combination within 27 months from the closing of the Offering, the Corporation may, without another stockholder vote, elect to extend the date to consummate the Business Combination up to 4 times for additional one month periods after the 27 months from the closing of the Offering, by resolution of the Board if requested by the Sponsor.

6.	The text of Section 9.7 of Article IX is hereby amended and restated to read in full as follows:

Additional Redemption Rights. If, in accordance with Section 9.l(a), any amendment is made to Section 9.2(d) to modify the substance or timing of the Corporation’s obligation to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination within 27 months (or up to 31 months, if applicable under the provisions of Section 9.2(d)) from the closing of the Offering or with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares; provided, however, that any such amendment will be voided, and this Article IX will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation.

IN WITNESS WHEREOF, EG Acquisition Corp. has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

EG ACQUISITION CORP.

By:	/s/ Gregg S. Hymowitz
Name: Gregg S. Hymowitz
Title: Chief Executive Officer

Exhibit 10.1

AMENDMENT NO. 1 TO INVESTMENT MANAGEMENT

TRUST AGREEMENT

THIS AMENDMENT NO. 1 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of May 25, 2023, by and between EG Acquisition Corp., a Delaware Corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on October 23, 2020, the Company consummated an initial public offering (the “Offering”) of units of the Company, each of which is composed of one of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), and one-third of one warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock;

WHEREAS, $225,000,000 of the gross proceeds of the Offering and sale of the private placement warrants were delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of Common stock included in the Units issued in the Offering pursuant to the investment management trust agreement made effective as of May 25, 2021, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, the Company has sought the approval of the holders of its Common stock and holders of its Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), at the Special Meeting to: (i) give the Company the right to extend the date before which the Company must complete a business combination up to 5 times, initially from May 28, 2023 to August 28, 2023, and thereafter for additional one month periods commencing on August 28, 2023 through and until December 28, 2023 (or such earlier date after May 28, 2023 as determined by the Company’s board of directors) (the “Extension Amendment”) and (ii) give the Company the right to extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination up to 5 times, initially from May 28, 2023 to August 28, 2023, and thereafter for additional one month periods commencing on August 28, 2023 through and until December 28, 2023 (or such earlier date after May 28, 2023 as determined by the Company’s board of directors) (the “Trust Amendment”);

WHEREAS, holders of at least sixty-five percent (65%) of the issued and outstanding shares of Common Stock and Class B Common Stock, voting as a single class, approved the Extension Amendment and the Trust Amendment; and

WHEREAS, the parties desire to amend the Original Agreement to, among other things, reflect amendments to the Original Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment to Trust Agreement. Section 1(i) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed by the Underwriter and on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (1) December 28, 2023 (or such earlier date after May 28, 2023 as determined by the Company’s board of directors) and (2) such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses), shall be distributed to the Public Stockholders of record as of such date. It is acknowledged and agreed that there should be no reduction in the principal amount per share initially deposited in the Trust Account.”

2. Miscellaneous Provisions.

2.1. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3. Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4. Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5. Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6. Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

EG Acquisition Corp.

By:	/s/ Gregg S. Hymowitz
Name:	Gregg S. Hymowitz
Title:	Chief Executive Officer